THIRD ALLONGE TO REAL ESTATE NOTE


     This is the third allonge dated November 12, 1999 to the Real Estate Loan Note dated May 23, 1996 (the "Note") from BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the "Borrower"), payable to the order of MERIDIAN BANK (predecessor to FIRST UNION NATIONAL BANK, hereinafter the "Bank") in the original principal amount of Two Million Eight Hundred Thousand Dollars ($2,800,000.00). The Note was issued under the Amended and Restated Loan Agreement dated October 2, 1995, as amended by a First Amendment and a certain Second Amendment dated May 23, 1996 to the Amended and Restated Loan Agreement and is the subject of an Allonge dated September 26, 1996 and a Second Allonge dated as of February 1, 1999. This Allonge is being entered into in connection with the Fifth Amendment and Restated Loan Agreement dated November 12, 1999 by and between the Borrower and the Bank. The Fifth Amended and Restated Loan Agreement dated November 12, 1999 as may be further amended, modified or restated from time to time is hereafter referred to as the "Loan Agreement." Terms capitalized but not defined herein shall have the meanings given to them respectively in the Loan Agreement.

     Now therefore, in consideration of the agreement of the parties contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. The term "Loan Agreement" as used in the Note shall have the meaning assigned in the introductory paragraph to this Third Allonge.

     2. All other terms of the Note and the Loan Agreement remain in full force and effect.

     3. The construction, interpretation and enforcement of this allonge to the Note shall be governed by the internal laws of the State of New Jersey.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the Borrower and the Bank have caused this allonge to the Note to be executed by their duly authorized officers as of the day and year first above written.

                                         BLONDER TONGUE LABORATORIES, INC.


                                         By: /s/Peter Pugielli
                                             -----------------------------
                                              Peter Pugielli
                                              Chief Financial Officer

                                         FIRST UNION NATIONAL BANK


                                         By: /s/Ellen Gibbin Dodel
                                             -----------------------------
                                              Ellen Gibbin Dodel
                                              Vice President